Exhibit 14

GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK

POWER OF ATTORNEY

GE Capital Life Assurance Company of New York, a New York Corporation (the ”Company”) and its undersigned officers and directors, hereby nominate and appoint Thomas E. Duffy, Kelly L. Groh, Paul A. Haley, and Heather C. Harker (with full power to each of them to act alone) as his/her true and lawful attorney in fact and agent, for him/her and in his/her name and place in any and all capacities, to execute and sign all Registration Statements of the Company filed with the Securities and Exchange Commission on Form N-4 under the Securities Act of 1933 and the Investment Company Act of 1940 and on Forms S-6 and N-6 and Form S-1 under the Securities Act of 1933 (including any and all pre and post effective amendments and any supplements thereto), and to file with the Securities and Exchange Commission all such Registration Statements, amendments, applications, exemptions and any supplements thereto, as well as any and all exhibits and other documents necessary or desirable to such Registration Statement, amendment or supplement, granting to such attorneys and each of them, full power and authority to do and perform each and every act necessary and/or appropriate as fully and with all intents and purposes as the Company itself and the undersigned officers and directors might or could do.

IN WITNESS WHEREOF, GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK has caused this power of attorney to be executed in its full name and by its President and attested by its Secretary, and the undersigned officers and directors have each executed such power of attorney, as of December 6, 2002.

GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK

By:	/s/ PAMELA S. SCHUTZ
Pamela S. Schutz President and Chief Executive Officer

Attest:	/s/ THOMAS E. DUFFY
Thomas E. Duffy Senior Vice President, General Counsel and Secretary

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/s/ MARSHAL S. BELKIN	Director
Marshal S. Belkin

/s/ RICHARD I. BYER	Director
Richard I. Byer

/s/ JERRY S. HANDLER	Director
Jerry S. Handler

/s/ ISIDORE SAPIR	Director
Isidore Sapir

/s/ BERNARD M. EIBER	Director
Bernard M. Eiber

/s/ GERALD A. KAUFMAN	Director
Gerald A. Kaufman

/s/ PAMELA S. SCHUTZ	President Chief Executive Officer and Director
Pamela S. Schutz

/s/ LEON E. RODAY	Director
Leon E. Roday

/s/ DAVID S. SLOANE	Director
David S. Sloane

/s/ GEOFFREY S. STIFF	Director
Geoffrey S. Stiff

/s/ THOMAS M. STINSON	Director
Thomas M. Stinson

/s/ KELLY L. GROH	Chief Financial Officer and Director
Kelly L. Groh

/s/ PAUL A. HALEY	Director
Paul A. Haley

/s/ FRANK T. GENCARELLI	Director
Frank T. Gencarelli